Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-249770) and Form S-8 (No. 333-255635 and 333-266333) of Bioceres Crop Solutions Corp. of our report dated September 30, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ Price Waterhouse & Co. S.R.L.

/s/ GUILLERMO MIGUEL BOSIO

Guillermo Miguel Bosio

Partner

Rosario, Argentina

October 28, 2022